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                                                                   Exhibit 10.25

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     Agreement made as of March 15, 1996 by and between John J. Donovan ("Assignor") and Business@Web, Inc., a Delaware corporation ("Assignee").

     WHEREAS, pursuant to a certain Stock Purchase Agreement made as of February 22, 1996 (the "Purchase Agreement") by and between Assignor and Len Hafetz ("Hafetz"), Assignor has agreed to purchase from Hafetz, and Hafetz has agreed to sell to Assignor, 400,000 shares (the "Shares") of the Common Stock of Assignee for an aggregate purchase price of $2,000,000; and

     WHEREAS, pursuant to Section 6 of the Purchase Agreement, Assignor has the right to assign his rights, duties and obligations under the Purchase Agreement to any person or entity; and

     WHEREAS, Assignor desires to assign to Assignee all of his rights and interest in the Purchase Agreement and Assignee desires to assume all of Assignor's covenants and obligations under the Purchase Agreement, and thereby to purchase, and retire, the Shares.

     NOW, THEREFORE, it is agreed to between the parties as follows:

1.   Assignment.  For and in consideration of the sum of One Dollar ($1.00) and
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     other good and valuable consideration, including the agreement of the
     Assignee hereinafter set forth, the Assignor hereby irrevocably assigns and transfers to Assignee and its successors and assigns, all of Assignor's right, title and interest in and to the Purchase Agreement.

2.   Assumption.  Assignee hereby agrees and does accept the assignment set
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     forth in Section 1 and expressly assumes and agrees to keep, perform, and fulfill all of the terms, covenants, conditions and obligations required to be kept by Assignor under the Purchase Agreement.

3.   No Discharge or Release.  This Assignment does not discharge or release
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     Assignor from any of its obligations under the Purchase Agreement.

4.   Binding on Successors.  This Agreement shall be binding upon and inure to
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     the benefit of the parties hereto, and their respective successors and assigns.
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          IN WITNESS WHEREOF, the parties hereto have executed the Agreement the date and year aforesaid.


ASSIGNOR:                              /s/ John J. Donovan
                                      ------------------------------------------
                                      John J. Donovan



ASSIGNEE:
                                      BUSINESS@WEB, INC.



                                      By: /s/ James G. Nondorf
                                          --------------------------------------



PABOS:WEK:258429_1

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